Exhibit 10.10

STOCK OPTION AGREEMENT

FOR NON-QUALIFIED STOCK OPTION

FOR OFFICERS AND EMPLOYEES

A NON-QUALIFIED STOCK OPTION (the "Option") for a total of 25,000 shares (the "Shares") of common stock, par value $0.10 ("Common Stock"), of Guaranty Federal Bancshares, Inc. (the "Corporation"), which Option shall not be considered an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, is hereby granted to Shaun Burke (the "Optionee") at the price and upon the terms and conditions set forth in this Stock Option Agreement (this "Agreement").

1.    Option Price. The exercise price is $ 19.62 for each Share under the Option, being 100% of the fair market value of the Common Stock on the date of grant of the Option as determined by the Stock Compensation Plan Committee of the Board of Directors of the Corporation (the "Committee").

2.    Exercises of Option.

(a)    Schedule of Rights to Exercise. The Option shall become exercisable and vest as follows:
                                                                                                                                                                                     Percentage of
                                                                                                                                                                                      Total Shares
                                                                               Date                                                         Shares                     Under Option Which
                                                                                                                                             Exercisable                       Are Exercisable

As of    March 9, 2005                                           5,000     20%
As of    March 9, 2006                                           5,000     40%
As of    March 9, 2007                                           5,000     60%
As of    March 9, 2008                                           5,000     80%
As of    March 9, 2009                                           5,000     100%

Subject to Section 5(a) hereof, the Option shall be exercisable to the extent as of the dates shown above, provided the Optionee is an employee, director or director emeritus of the Corporation or Guaranty Bank (the "Bank") as of such applicable date. Notwithstanding any provisions in this Section 2, in no event shall the Option be exercisable prior to six months following the date of grant of the Option. Subject to Sections 6 and 7(b) hereof, the Option shall be 100% vested and exercisable upon the death or Disability of the Optionee, or upon a Change in Control (defined hereafter) of the Corporation.

(b)    Method of Exercise. The Option shall be exercisable by a written notice, a form of which is attached hereto, which shall:

(i)State the election to exercise the Option, the number of Shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such Shares is to be registered, his or her address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

(ii)Contain such representations and agreements as to the holder’s investment intent with respect to such Shares as may be satisfactory to the Corporation’s counsel;

(iii)Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Corporation, of the right of such person or persons to exercise the Option; and

(iv)Be in writing and delivered in person or by certified mail to the Chief Financial Officer of the Corporation.

Payment of the purchase price of any Shares with respect to which the Option is being exercised shall be paid to the Corporation in cash (by certified or bank cashier’s or teller’s check), Common Stock or a combination of cash and Common Stock. Common Stock utilized in full or partial payment of the exercise price shall be valued at the fair market value at the date of exercise of such Option. Upon receipt by the Corporation of payment in full, the certificate or certificates for Shares as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option. Optionee shall not have any of the rights of a stockholder of the Corporation with respect to the Shares being acquired pursuant to this Agreement until the Shares are issued to the Optionee.

Subject to vesting requirements contained herein, Optionee may engage in the "cashless exercise" of the Option. Upon a cashless exercise, Optionee shall give the Corporation written notice of the exercise of the Option together with an order to a registered broker-dealer or equivalent third party, to sell part or all of the Shares subject to the Option (the "Optioned Stock") and to deliver enough of the proceeds to the Corporation to pay the Option exercise price and any applicable withholding taxes. If the Optionee does not sell the Optioned Stock through a registered broker-dealer or third party, the Optionee can give the Corporation written notice of the exercise of the Option and the third party purchaser of the Optioned Stock shall pay the Option exercise price plus any applicable withholding taxes to the Corporation.

(c)    Restrictions on Exercise. The Option may not be exercised if the issuance of Shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation or the requirements of any stock exchange or trading market upon which the Common Stock is then listed. As a condition to the Optionee’s exercise of the Option, the Corporation may require the person exercising the Option to make any representation and warranty to the Corporation as may be required by any applicable law or regulation. Upon the termination of Optionee’s employment or service by the Corporation or the Bank for "cause" (as defined in 12 C.F.R. 563.39(b)(1)) as determined by the Board of Directors of the Corporation, the unexercised portion of the Option at the time of such termination shall immediately cease to be exercisable as of the date of such termination of employment or service. Upon the exercise of the Option (or any portion thereof), the Committee, in its sole and absolute discretion, may make a cash payment to the Optionee, in whole or in part, in lieu of the delivery of Shares. Such cash payment shall be equal to the difference between the fair market value of the Common Stock on the date the Option (or any portion thereof) is exercised and the exercise price per Share of the Option, less applicable withholding. Such cash payment shall be in exchange for the cancellation of such Option (or portion thereof). Such cash payment shall not be made in the event that such transaction would result in liability to the Optionee or the Corporation under Section 16(b) of the Securities Exchange Act of 1934, as amended, and regulations promulgated thereunder.

3.    Non-transferability of Option. The Option may not be transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee (or a guardian of Optionee if Optionee is incapacitated). The terms of the Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

4.    Term of Option. The Option may not be exercised more than ten (10) years from the date of grant of the Option (the "Expiration Date"), as set forth below, and may be exercised during such term only in accordance with the terms of this Agreement.

5.    Effect of Termination of Service or Employment, Disability, Death and Retirement.

(a)    Termination of Service or Employment. Except as provided in Section 2(c) hereof, in the event that Optionee’s service or employment with the Corporation or the Bank shall terminate for any reason, other than Disability, death or Retirement, all of the Option and all of Optionee’s rights to purchase or receive Shares pursuant hereto, shall automatically terminate on (A) the earlier of (i) or (ii): (i) the Expiration Date, or (ii) the expiration of not more than three (3) months after the date of such termination of service or employment; or (B) at such later date as is determined by the Committee at the time of the grant of the Option based upon the Optionee’s continuing status as a director or director emeritus of the Bank or the Corporation, but only if, and to the extent that, the Optionee was entitled to exercise the Option at the date of such termination of service or employment. In the event that a subsidiary of the Corporation ceases to be a subsidiary of the Corporation, the employment of all of its employees who are not immediately thereafter employees of the Corporation shall be deemed to terminate upon the date such subsidiary so ceases to be a subsidiary of the Corporation.

(b)    Disability or Retirement. If Optionee’s employment or service with the Corporation or the Bank shall terminate as the result of the Disability or Retirement of Optionee, the Option shall become immediately 100% exercisable, and Optionee thereafter may exercise any part or all of the Option at any time prior to the Expiration Date. For purposes of this Agreement, (i) the term "Disability" shall mean any physical or mental impairment which renders the Optionee incapable of continuing in the employment or service of the Bank or the Corporation in his or her then current capacity as determined by the Committee, and (ii) the term "Retirement" shall mean termination of service in all capacities as an employee, director and director emeritus following attainment of not less than age 55 and completion of not less than ten years of service to the Corporation or the Bank. Service to the Corporation or the Bank rendered prior to the date of grant of the Option shall be recognized in determining eligibility to meet the requirements of Retirement under this Agreement.

(c)    Death. In the event of death of Optionee, the Option shall become immediately 100% exercisable and may be exercised by the person or persons to whom the Optionee’s rights under the Option pass by will or by the laws of descent and distribution (including the Optionee’s estate during the period of administration) at any time prior to the Expiration Date.

(d)    Option Deemed Exercisable. For purposes of this Section 5, any portion of the Option shall be considered exercisable at the date of termination of employment or service if any such portion of the Option would have been exercisable at such date of termination of employment or service without regard to the Disability or death of Optionee.

(e)    Termination of Option. To the extent that Optionee’s service or employment with the Corporation or Bank terminates for any reason, and the Option (or portion thereof) shall not have been exercised within the applicable period set forth in this Section 5, the Option (or portion thereof), and all rights to purchase or receive Shares pursuant thereto, shall terminate on the last day of the applicable period as provided herein.

6.    Recapitalization, Merger, Consolidation, Change in Control and Other Transactions.

(a)    Adjustment. Subject to any required action by the stockholders of the Corporation, within the sole discretion of the Committee, the number of Shares covered by the Option and the exercise price per Share of the Option shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise) or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of Shares effected without the receipt or payment of consideration by the Corporation (other than shares held by dissenting stockholders).

(b)    Change in Control. The Option shall become immediately exercisable in the event of a Change in Control (defined hereafter) of the Corporation, as determined by the Committee. In the event of such a Change in Control, the Committee and the Board of Directors will take one or more of the following actions to be effective as of the date of such Change in Control:

(i)provide that such Option shall be assumed, or equivalent options shall be substituted ("Substitute Options") by the acquiring or succeeding corporation (or an affiliate thereof), provided that: the shares of stock issuable upon the exercise of such Substitute Options shall constitute securities registered in accordance with the Securities Act of 1933, as amended (the "1933 Act"), or such securities shall be exempt from such registration in accordance with Sections 3(a)(2) or 3(a)(5) of the 1933 Act (collectively, "Registered Securities"), or in the alternative, if the securities issuable upon the exercise of such Substitute Options shall not constitute Registered Securities, then the Optionee will receive upon consummation of the Change in Control transaction a cash payment for the Option surrendered equal to the difference between (1) the fair market value of the consideration to be received for each Share in the Change in Control transaction times the number of Shares subject to the surrendered Option, and (2) the aggregate exercise price of the surrendered Option; or

(ii)in the event of a transaction under the terms of which the holders of the Common Stock of the Corporation will receive upon consummation thereof a cash payment (the "Merger Price") for each Share exchanged in the Change of Control transaction, to make or to provide for a cash payment to the Optionee equal to the difference between (A) the Merger Price times the number of Shares under the Option (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such Shares under the Option in exchange for such Shares under the Option.

(iii)For purposes of this Agreement, the term "Change in Control" shall mean (A) the sale of all, or a material portion, of the assets of the Corporation; (B) the merger or recapitalization of the Corporation whereby the Corporation is not the surviving entity; or (C) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of the Corporation by any person, trust, entity or group. This limitation shall not apply to the purchase of Shares by underwriters in connection with a public offering of Corporation stock, or the purchase of shares of up to 25% of any class of securities of the Corporation by a tax-qualified employee stock benefit plan which is exempt from the approval requirements, set forth under 12 C.F.R. ss.574.3(c)(1)(vi) as now in effect or as may hereafter be amended. The term "person" refers to an individual or a corporation, partnership, limited liability company, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Committee as to whether a Change in Control has occurred shall be conclusive and binding.

(c)    Extraordinary Corporate Action. Notwithstanding any provisions of this Agreement to the contrary, subject to any required action by the stockholders of the Corporation, in the event of any Change in Control, recapitalization, merger, consolidation, exchange of shares, spin-off, reorganization, tender offer, partial or complete liquidation or other extraordinary corporate action or event, the Committee, in its sole discretion, shall have the power, prior or subsequent to such action or event, to:

(i)appropriately adjust the number of Shares subject to the Option, the exercise price per Share under the Option, and the consideration to be given or received by the Corporation upon the exercise of any part or all of the Option;

(ii)cancel any part or all of a previously granted Option, provided that appropriate consideration is paid to the Optionee in connection therewith; and/or

(iii)make such other adjustments in connection with the Option as the Committee, in its sole discretion, deems necessary, desirable, appropriate or advisable.

(d)    Acceleration. The Committee shall at all times have the power to accelerate the exercise date of the Option for any or no reason in the Committee’s sole and absolute discretion.

Except as expressly provided in Sections 6(a) and 6(b) hereof, Optionee shall not have any rights by reason of the occurrence of any of the events described in this Section 6.

7.    Modification of the Option. At any time and from time to time, the Board of Directors of the Corporation may authorize the Committee to direct the execution of an instrument providing for the modification of the Option, provided no such modification, extension or renewal shall confer on the holder of the Option any right or benefit which could not be conferred on the Optionee by the grant of a new option at such time, or shall not materially decrease the Optionee’s benefits under the Option without the consent of the holder of the Option, except as otherwise permitted under Section 9 hereof.

8.    Change in Applicable Law. Notwithstanding any other provision contained in this Agreement, in the event of a change in any federal or state law, rule or regulation which would make the exercise of all or part of the Option unlawful or subject the Corporation or Bank to any penalty, the Committee may restrict any such exercise without the consent of the Optionee or other holder thereof in order to comply with any such law, rule or regulation or to avoid any such penalty.

9.    Unsecured Obligation. Optionee shall not have any interest in any fund or special asset of the Corporation or the Bank by reason of this Agreement or the Option. No trust fund shall be created in connection with this Agreement or the Option, and there shall be no required funding of amounts which may become payable to Optionee.

10.    Withholding Tax. The Corporation shall have the right to deduct from all amounts paid in cash with respect to the cashless exercise of Option under this Agreement any taxes required by law to be withheld with respect to such cash payments. If Optionee or any other person is entitled to receive Shares pursuant to the exercise of the Option, the Corporation shall have the right to require the Optionee or such other person to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a number of Shares sufficient to cover the amount required to be withheld.

11.    No Employee Rights. No action taken by the Committee in administration of this Agreement shall be construed as giving any person any rights of employment or retention as an employee, director or in any other capacity with the Corporation, the Bank or other subsidiaries thereof.

12.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, without regard to its conflict or choice of laws provisions, except to the extent that federal law shall be deemed to apply.

GUARANTY FEDERAL BANCSHARES, INC.

Date of Grant: March 9, 2004       By:     /s/ Don M. Gibson
       Name:    Don M. Gibson
       Title:     President-CEO

      OPTIONEE:
      /s/ Shaun A. Burke
     Shaun A. Burke

Attest:
/s/ E. Lorene Thomas
E. Lorene Thomas, Secretary

[SEAL]